As filed with the Securities and Exchange Commission on May 28, 2010
Registration No. 333-156844

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PRECISION DRILLING TRUST
(Exact name of Registrant as specified in its charter)

Alberta, Canada	1381	Not Applicable
(Province or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification) Code Number (if applicable))	(I.R.S. Employer Identification Number (if applicable))
4200, 150 – 6th Avenue S.W.
Calgary, Alberta
Canada T2P 3Y7
(403) 716-4500
(Address and telephone number of Registrant’s principal executive offices)
CT Corporation System, 350 North St. Paul Street, Dallas, Texas 75201, (214) 979-1172
(Name, address, (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:
Joanne L. Alexander Vice President, General Counsel and Corporate Secretary Precision Drilling Corporation 4200, 150 – 6th Avenue S.W. Calgary, Alberta Canada T2P 3Y7	Robert C. Lando, Esq. Osler, Hoskin & Harcourt LLP 620 Eighth Avenue – 36th Floor New York, New York 10018
Approximate date of commencement of proposed sale of the securities to the public:
The Registrant is hereby amending this Registration Statement to deregister all securities previously registered pursuant to this Registration Statement which remain unsold.
Province of Alberta, Canada
(Principal jurisdiction regulating this offering (if applicable))

It is proposed that this filing shall become effective (check appropriate box):

A.	☑	Upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)

B.	☐	At some future date (check the appropriate box below):
1.☐	pursuant to Rule 467(b) on at (designate a time not sooner than 7 calendar days after filing)

2.☐	pursuant to Rule 467(b) on at (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on

3.☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.☐	After the filing of the next amendment to this form (if preliminary material is being filed).
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf short form prospectus offering procedures, check the following box. ☑

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 relates to the Registration Statement on Form F-10 (No. 333-156844) initially filed with the Securities and Exchange Commission (the “Commission”) by Precision Drilling Trust (the “Registrant”) on January 22, 2009 (as amended by the pre-effective Amendment No. 1 thereto, the “Registration Statement”), pertaining to the registration of offers and sales by the Registrant of a maximum aggregate offering amount of US$800,000,000, consisting of: (i) trust units (the “Trust Units”); (ii) any bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (the “Debt Securities”); (iii) warrants to purchase Trust Units and warrants to purchase Debt Securities; and (iv) subscription receipts of the Registrant (collectively, the “Securities”).
Pursuant to preliminary and final supplements filed with the Commission pursuant to General Instruction II.L to Form F-10 on February 9, 2010 and February 10, 2010 respectively, the Registrant sold a total of 46,000,000 Trust Units for an aggregate offering price of US$172,500,000; therefore, a maximum aggregate offering amount of US$627,500,000 of previously registered securities remain unsold. This Post-Effective Amendment No. 1 amends the Registration Statement to remove from registration all of the Securities remaining unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on the 28th day of May, 2010.

PRECISION DRILLING TRUST, by its administrator, precision drilling corporation
By:	/s/ Douglas J. Strong
	Name:	Douglas J. Strong
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10 has been signed by the following persons in the capacities indicated, on May 28, 2010.

/s/ Kevin A. Neveu Kevin A. Neveu	Chief Executive Officer Precision Drilling Corporation

/s/ Douglas J. Strong Douglas J. Strong	Chief Financial Officer Precision Drilling Corporation

/s/ Leonard C. Gambles Leonard C. Gambles	Chief Accounting Officer, Precision Drilling Corporation

* Robert J.S. Gibson	Trustee

* Allen R. Hagerman, FCA	Trustee

* Patrick M. Murray	Trustee

*	Pursuant to the Power of Attorney included in the Registrant’s Form F-10 filed with the U.S. Securities and Exchange Commission on January 22, 2009, Douglas J. Strong as attorney-in-fact does hereby sign this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10 on behalf of each such Trustee, in each case in the capacity of Trustee.

By:	/s/ Douglas J. Strong
	Name:	Douglas J. Strong
	Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form F-10, solely in the capacity of the duly authorized representative of Precision Drilling Trust in the United States, in the City of Houston, State of Texas, on, May 28, 2010.

PRECISION DRILLING CORPORATION (Authorized Representative)
By:	/s/ Kenneth J. Haddad
	Name:	Kenneth J. Haddad
	Title:	Vice President, Business Development